EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT



Board of Directors
Community Bankshares, Inc.

         We consent to the incorporation by reference in Community Bankshares, Inc.'s Registration Statement on Form S-3, relating to the registration of up to 300,000 shares of its common stock for issuance pursuant to the Community Bankshares, Inc. Dividend Reinvestment Plan, of our report dated January 31, 1996, which is included in Community Bankshares, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1995.





                         J. W. Hunt and Company, L.L.P.


Columbia, South Carolina
December 20, 1996